AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                      GOLDMAN SACHS ASSET MANAGEMENT, L.P.

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and GOLDMAN SACHS ASSET MANAGEMENT, L.P., a limited partnership organized under the laws of the state of Delaware and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of May 2, 2005 (as amended, the "Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to investment portfolios of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     WHEREAS, the Adviser has replaced the Sub-Adviser with T. Rowe Price Associates, Inc. to provide certain sub-investment advisory services to the JNL/Goldman Sachs Short Duration Bond ("Fund"); and

     WHEREAS, in order to reflect the above-referenced replacement, Schedule A and Schedule B must be amended to remove the Fund from the Agreement.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 28, 2009, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 28, 2009, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 28th day of September, 2009.

JACKSON NATIONAL ASSET                  GOLDMAN SACHS ASSET
MANAGEMENT, LLC                         MANAGEMENT, L.P.

By:      /s/ Mark D. Nerud              By:    /s/ Scott Kilgallen
Name:    MARK D. NERUD                  Name:  Scott Kilgallen
Title:   PRESIDENT                      Title: Managing Director

                                   SCHEDULE A
                            DATED SEPTEMBER 28, 2009
                                     (Funds)

 -------------------------------------------------------------------------------
                      JNL/Goldman Sachs Core Plus Bond Fund
 -------------------------------------------------------------------------------
                  JNL/Goldman Sachs Emerging Markets Debt Fund
 -------------------------------------------------------------------------------
                      JNL/Goldman Sachs Mid Cap Value Fund
 -------------------------------------------------------------------------------

                                   SCHEDULE B
                            DATED SEPTEMBER 28, 2009
                                 (Compensation)

  ----------------------------------------------------------------------------
                      JNL/GOLDMAN SACHS CORE PLUS BOND FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
   AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
   ------------------------------------------------------- --------------------
   ------------------------------------------------------- --------------------
   $0 to $500 Million                                              .25%
   ------------------------------------------------------- --------------------
   $500 Million to $1 Billion                                      .17%
   ------------------------------------------------------- --------------------
   Amounts over $1 Billion                                         .15%
   ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                           JNL/GOLDMAN SACHS EMERGING
                                MARKETS DEBT FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
   AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
   ------------------------------------------------------- --------------------
   ------------------------------------------------------- --------------------
   $0 to $200 Million                                              .50%
   ------------------------------------------------------- --------------------
   Amounts over $200 Million                                       .45%
   ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                      JNL/GOLDMAN SACHS MID CAP VALUE FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
   AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
   ------------------------------------------------------- --------------------
   ------------------------------------------------------- --------------------
   $0 to $100 Million                                              .50%
   ------------------------------------------------------- --------------------
   Amounts over $100 Million                                       .45%
   ------------------------------------------------------- --------------------